TABLE OF CONTENTS

Page

PARTIES		1
RECITALS		1
Section 1.	Certain Definitions
(a)	ADR Register	1
(b)	ADRs; Direct Registration ADRs	1
(c)	ADS	2
(d)	Beneficial Owner	2
(e)	Commission	2
(f)	Custodian	2
(g)	Deliver, execute, issue et al.	2
(h)	Delivery Order	2
(i)	Deposited Securities	2
(j)	Direct Registration System	3
(k)	Holder	3
(l)	Removal Notice Date	3
(m)	Resignation Notice Date	3
(n)	Securities Act of 1933	3
(o)	Securities Exchange Act of 1934	3
(p)	Shares	3
(q)	Termination Date	3
(r)	Transfer Office	4
(s)	Withdrawal Order	4
Section 2.	Form of ADRs	4
Section 3.	Deposit of Shares	4
Section 4.	Issue of ADRs	6
Section 5.	Distributions on Deposited Securities	6
Section 6.	Withdrawal, Delivery and Transfer of Deposited Securities	7
Section 7.	Substitution of ADRs	7
Section 8.	Cancellation and Destruction of ADRs	8
Section 9.	The Custodian	8
Section 10.	Lists of Holders	8
Section 11.	Depositary's Agents	9
Section 12.	Resignation and Removal of the Depositary; Appointment of Successor Depositary	9
Section 13.	Compliance with Securities Exchange Act of 1934 Reporting and Other Requirements and Laws; Reports	10
Section 14.	Additional Shares	11
Section 15.	Indemnification	11
Section 16.	Notices	13
Section 17.	Counterparts	14
Section 18.	No Third-Party Beneficiaries; Holders and Beneficial Owners as Parties; Binding Effect	14
Section 19.	Severability	14
Section 20.	Governing Law; Consent to Jurisdiction	14
Section 21.	Agent for Service	15
Section 22.	Waiver of Immunities	16
Section 23.	Waiver of Jury Trial	17
Section 24.	Amendment and Restatement of Prior Deposit Agreement	17
TESTIMONIUM		18
SIGNATURES		18

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EXHIBIT A

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FORM OF FACE OF ADR		A-1
Introductory Paragraph		A-1
(1)	Issuance of ADSs	A-2
(2)	Withdrawal of Deposited Securities	A-3
(3)	Transfers, Split-Ups and Combinations of ADRs	A-3
(4)	Certain Limitations to Registration, Transfer etc.	A-4
(5)	Liability of Holder or Beneficial Owner for Taxes, Duties and Other Charges	A-5
(6)	Disclosure of Interests	A-6
(7)	Charges of Depositary	A-7
(8)	Available Information	A-10
(9)	Execution	A-11
Signature of Depositary		A-11
Address of Depositary's Office		A-11
FORM OF REVERSE OF ADR		A-12
(10)	Distributions on Deposited Securities; Sales	A-12
(11)	Record Dates	A-15
(12)	Voting of Deposited Securities	A-15
(13)	Changes Affecting Deposited Securities	A-18
(14)	Exoneration	A-18
(15)	Resignation and Removal of Depositary; the Custodian	A-23
(16)	Amendment	A-23
(17)	Termination	A-24
(18)	Appointment; Acknowledgements and Agreements	A-28
(19)	Waiver	A-29
(20)	Jurisdiction	A-29
(21)	Elective Distributions in Cash or Shares	A-30

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SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of                         , 2025 (the "Deposit Agreement"), among VALE S.A., a company incorporated under the laws of the Federative Republic of Brazil, and its successors (the "Company"), JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (in such capacity, the "Depositary"), and all Holders (as defined below) and Beneficial Owners (as defined below) from time to time of American depositary receipts issued hereunder evidencing American depositary shares ("ADSs") representing deposited Shares (as defined below). The Company hereby appoints the Depositary as depositary for the Deposited Securities (as defined below) and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. All capitalized terms used herein have the meanings ascribed to them in Section 1 or elsewhere in this Deposit Agreement.

WHEREAS, the Company and Citibank, N.A. entered into an Amended and Restated Common Share Deposit Agreement, dated as of December 22, 2015 (as previously amended, the "Prior Deposit Agreement") for the purposes set forth therein, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Prior Receipts") evidencing the American depositary shares;

WHEREAS, pursuant to the terms of the Prior Deposit Agreement, the Company has removed Citibank, N.A. as depositary and has appointed JPMorgan Chase Bank, N.A. as successor depositary thereunder;

WHEREAS, pursuant to the terms of the Prior Deposit Agreement, the Company and the Depositary wish to amend and restate the Prior Deposit Agreement and the Prior Receipts;

NOW THEREFORE, in consideration of the premises, subject to Section 24 hereof, the parties hereto hereby amend and restate the Prior Deposit Agreement and the Prior Receipts in their entirety as follows:

1. Certain Definitions.

(a)       "ADR Register" is defined in paragraph (3) of the form of ADR (Transfers, Split-Ups and Combinations of ADRs).

(b)       "ADRs" mean the American Depositary Receipts executed and delivered hereunder. ADRs may be either in physical certificated form or Direct Registration ADRs (as hereinafter defined). ADRs in physical certificated form, and the terms and conditions governing the Direct Registration ADRs, shall be substantially in the form of Exhibit A annexed hereto (the "form of ADR"). The term "Direct Registration ADR" means an ADR, the ownership of which is recorded on the Direct Registration System. References to "ADRs" shall include certificated ADRs and Direct Registration ADRs, unless the context otherwise requires. The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

(c)       Subject to paragraph (13) of the form of ADR (Changes Affecting Deposited Securities), each "ADS" evidenced by an ADR represents the right to receive, and to exercise the beneficial ownership interests in, the number of Shares specified in the form of ADR attached hereto as Exhibit A (as may be amended from time to time) that are on deposit with the Depositary and/or the Custodian and a pro rata share in any other Deposited Securities, subject, in each case, to the terms of this Deposit Agreement and the ADSs. The ADS(s)-to-Share(s) ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated in paragraph (7) thereof (Charges of Depositary)).

(d)       "Beneficial Owner" means as to any ADS, any person or entity having a beneficial ownership interest in such ADS. A Beneficial Owner need not be the Holder of the ADR evidencing such ADS. If a Beneficial Owner of ADSs is not a Holder, it must rely on the Holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under this Deposit Agreement. The arrangements between a Beneficial Owner of ADSs and the Holder of the corresponding ADRs may affect the Beneficial Owner's ability to exercise any rights it may have.

(e)       "Commission" means the United States Securities and Exchange Commission.

(f)       "Custodian" means the agent or agents of the Depositary (singly or collectively, as the context requires) and any additional or substitute Custodian appointed pursuant to Section 9.

(g)       The terms "deliver," "execute," "issue," "register," "surrender," "transfer" or "cancel," when used with respect to (i) Shares shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities (which may include B3 S.A. – Brasil, Bolsa, Balcão ("B3")) and not to the physical transfer of certificates representing the Shares and (ii) Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System, and, when used with respect to ADRs in physical certificated form, shall refer to the physical delivery, execution, issuance, registration, surrender, transfer or cancellation of certificates representing the ADRs.

(h)       "Delivery Order" is defined in Section 3.

(i)       "Deposited Securities" as of any time means all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash. Deposited Securities are not intended to, and shall not, constitute proprietary assets of the Depositary, the Custodian or their nominees. Beneficial ownership in Deposited Securities is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the Beneficial Owners of the ADSs representing such Deposited Securities.

(j)       "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by The Depository Trust Company ("DTC") and utilized by the Depositary pursuant to which the Depositary may record the ownership of ADRs without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC, which provides for automated transfer of ownership between DTC and the Depositary.

(k)       "Holder" means the person or persons in whose name an ADR is registered on the ADR Register. For all purposes under the Deposit Agreement and the ADRs, a Holder shall be deemed to have all requisite authority to act on behalf of any and all Beneficial Owners of the ADSs evidenced by the ADR(s) registered in such Holder's name.

(l)       "Removal Notice Date" means the earliest date on which the Company provided notice of removal to the Depositary pursuant to Section 12(b) of this Deposit Agreement.

(m)       "Resignation Notice Date" means the date on which the Depositary provided notice of its resignation to the Company pursuant to Section 12(a) of this Deposit Agreement.

(n)       "Securities Act of 1933" means the United States Securities Act of 1933, as amended.

(o)       "Securities Exchange Act of 1934" means the United States Securities Exchange Act of 1934, as amended.

(p)       "Shares" mean the common shares of the Company, and shall include the rights to receive Shares specified in paragraph (1) of the form of ADR (Issuance of ADSs).

(q)       "Termination Date" means the date this Deposit Agreement is terminated in accordance with paragraph (17) of the form of ADR (Termination), which, for the avoidance of doubt, shall be either (i) the date fixed for termination in a notice of termination as contemplated therein or (ii) a date determined by the Depositary in the case of a termination as contemplated in subparagraph (a)(iii) therein.

(r)       "Transfer Office" is defined in paragraph (3) of the form of ADR (Transfers, Split-Ups and Combinations of ADRs).

(s)       "Withdrawal Order" is defined in Section 6.

For the avoidance of doubt, the use of “or,” “either” and “any” in either the Deposit Agreement or the form of ADR shall not be exclusive.

2. Form of ADRs.

(a)       Direct Registration ADRs. Notwithstanding anything in this Deposit Agreement or in the form of ADR to the contrary, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.

(b)       Certificated ADRs. ADRs in certificated form shall be printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject. ADRs may be issued in denominations of any number of ADSs. ADRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary (other than an ADR issued and outstanding as of the date hereof under the terms of the Prior Deposit Agreement which has become subject to the terms of this Deposit Agreement in all respects). ADRs in certificated form bearing the manual or facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

(c)       Binding Effect. Holders of ADRs, and the Beneficial Owners of the ADSs evidenced by such ADRs, shall each be bound by the terms and conditions of this Deposit Agreement and of the form of ADR, regardless of whether such ADRs are Direct Registration ADRs or certificated ADRs.

3. Deposit of Shares.

(a)          Requirements. In connection with the deposit of Shares hereunder, the Depositary or the Custodian may require the following in a form satisfactory to it:

(i)       a written order ("Delivery Order") directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order a Direct Registration ADR or ADRs evidencing the number of ADSs representing such deposited Shares;

(ii)       proper endorsements or duly executed instruments of transfer in respect of such deposited Shares;

(iii)        instruments assigning to the Depositary, the Custodian or a nominee of either any distribution on or in respect of such deposited Shares or indemnity therefor; and

(iv)       proxies entitling the Custodian to vote such deposited Shares.

(b)       Registration of Deposited Securities. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to paragraph (10) (Distributions on Deposited Securities) or (13) (Changes Affecting Deposited Securities) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary, the Custodian or a nominee of either, in each case for the benefit of Holders, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary for the benefit of Holders of ADRs (to the extent not prohibited by law) at such place or places and in such manner as the Depositary shall determine. Notwithstanding anything else contained herein, in the form of ADR and/or in any outstanding ADSs, the Depositary, the Custodian and their respective nominees are intended to be, and shall at all times during the term of this Deposit Agreement be, the record holder(s) only of the Deposited Securities represented by the ADSs for the benefit of the Holders. The Depositary, on its own behalf and on behalf of the Custodian and their respective nominees, disclaims any beneficial ownership interest in the Deposited Securities held on behalf of the Holders.

(c)       Delivery of Deposited Securities. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement. To the extent that the provisions of or governing the Shares make delivery of certificates therefor impracticable, Shares may be deposited hereunder by such delivery thereof as the Depositary or the Custodian may reasonably accept, including, without limitation, by causing them to be credited to an account maintained by the Custodian for such purpose with the Company or an accredited intermediary, such as a bank, acting as a registrar for the Shares, together with delivery of the documents, payments and Delivery Order referred to herein to the Custodian or the Depositary.

(d)       The Depositary, the Custodian and the Company agree to use reasonable efforts to furnish to the Brazilian Central Bank (Banco Central do Brasil, or the "Central Bank") and the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, or the "CVM") with any information or documents related to the ADRs and this Deposit Agreement, the Deposited Securities and distributions thereon that any of those agencies or entities request be furnished, to the extent that such information and/or documents are readily available to it and disclosure of such requested information and/or documents is permitted under applicable law, local regulation or regulatory body request. The Depositary and the Custodian are hereby authorized to release such information or documents and any other information as required by local regulation, law or regulatory body request. In the event that the Depositary or the Custodian shall be advised in writing by external Brazilian counsel that the Depositary or the Custodian could reasonably be subject to criminal or civil liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate this Deposit Agreement, upon at least forty five (45) days' (or such lesser period as provided in paragraph (17) (Termination) of the form of ADR) prior written notice to the Holders and the Company. The effect of any such termination of this Deposit Agreement shall be as provided in paragraph (17) of the form of ADR.

4. Issue of ADRs. At the request, risk and expense of the person depositing Shares or rights to receive Shares, the Depositary may accept such Shares and/or deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. After any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or by SWIFT, facsimile transmission or any other method of communication as may be agreed by the Custodian and the Depositary. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall properly issue at the Transfer Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

5. Distributions on Deposited Securities. To the extent that the Depositary determines in its discretion that any distribution pursuant to paragraph (10) of the form of ADR (Distributions on Deposited Securities) would not be permissible by applicable law, rule or regulation, or is not otherwise practicable with respect to any or all Holders, the Depositary may in its discretion make such distribution as it so deems practicable, including the distribution of some or all of any Cash (as defined in paragraph (10) of the form of ADR), foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such Cash, foreign currency, securities or other property) and/or the Depositary may retain and hold some or all of such Cash, foreign currency, securities or other property as Deposited Securities with respect to the applicable Holders' ADRs (without liability for interest thereon or the investment thereof).

To the extent the Depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and/or distribute U.S. dollars to some or all of the Holders entitled thereto, the Depositary may in its discretion distribute some or all of the foreign currency received by the Depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

To the extent the Depositary retains and holds any Cash, foreign currency, securities or other property as permitted under this Section 5 or paragraph (10) (Distributions on Deposited Securities) of the form of ADR, any and all fees, charges and expenses related to, or arising from, the holding thereof (including, but not limited to those provided in paragraph (7) of the form of ADR (Charges of Depositary)) shall be paid from such Cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held hereunder.

6. Withdrawal, Delivery and Transfer of Deposited Securities. In connection with any surrender of ADRs for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, in addition to the requirements of paragraph (7) of the form of ADR, the Depositary may require proper endorsement in blank of any certificated ADRs evidencing such ADSs and/or duly executed instruments of transfer of such ADSs in blank, together with the Holder's written order directing the Depositary to cause the Deposited Securities represented by such ADSs to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a "Withdrawal Order").

At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities (including any certificates therefor) at a place other than its office. Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or by SWIFT, facsimile transmission or any other method of communication as may be agreed by the Custodian and the Depositary. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.

The Company agrees to cooperate with the Depositary and to take all actions, and to instruct and cause any registrar and/or transfer agent of the Deposited Securities to take all such actions, as may be requested by the Depositary, or are otherwise necessary or required, to effectuate the withdrawal, delivery and/or transfer of the Deposited Securities. The obligations of the Company set forth in this Section 6 shall survive the termination of the Deposit Agreement until all ADSs issued by the Depositary have been cancelled.

7. Substitution of ADRs. The Depositary shall execute and deliver a new Direct Registration ADR in exchange and substitution for any mutilated certificated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen certificated ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

8. Cancellation and Destruction of ADRs; Maintenance of Records. All ADRs surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy ADRs in certificated form so cancelled in accordance with its customary practices. The Depositary agrees to maintain or cause its agents to maintain records of all ADRs surrendered and Deposited Securities withdrawn under Section 6 hereof and paragraph (2) of the form of ADR (Withdrawal of Deposited Securities), substitute ADRs delivered under Section 7 hereof, and canceled or destroyed ADRs under this Section 8, in keeping with the procedures ordinarily followed by stock transfer agents located in the United States or as required by the laws or regulations governing the Depositary.

9. The Custodian.

(a)          Rights of the Depositary. Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it. The Depositary reserves the right to add, replace or remove a Custodian. The Depositary will give prompt notice of any such action, which will be advance notice if practicable. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged. Notwithstanding the foregoing, without the appropriate Brazilian approvals, however, no more than one Custodian shall serve hereunder at any given time.

(b)         Rights of the Custodian. Any Custodian may resign from its duties hereunder in the manner permitted by any custodial agreement then in effect between the Depositary and the Custodian. After receiving written notice of the Custodian's resignation, the Depositary shall endeavor to appoint a substitute custodian or custodians, if and to the extent the Depositary determines, in its sole discretion, that a new and/or substitute custodian is required. Any such new and/or substitute custodian shall be a Custodian for all purposes hereunder. Any Custodian ceasing to act hereunder as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act.

(c)          Notwithstanding anything to the contrary contained in this Deposit Agreement (including the ADRs) and, subject to the further limitations set forth in clause (q) of paragraph (14) of the form of ADR (Exoneration), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

10. Lists of Holders. The Company shall have the right to inspect transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request. The Depositary or its agents shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven (7) days of the Depositary's receipt of such request.

11. Depositary's Agents. The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed, subject to paragraph (14) of the form of ADR (Exoneration).

12. Resignation and Removal of the Depositary; Appointment of Successor Depositary.

(a)          Resignation of the Depositary. The Depositary may at any time resign as Depositary by providing written notice of its election to do so delivered to the Company. Subject to subparagraph (c) below, the Depositary's resignation shall take effect upon the Company's appointment of a successor depositary and such successor depositary's acceptance of its appointment as provided in Section 12(d) below.

(b)         Removal of the Depositary. The Depositary may at any time be removed by the Company by providing no less than sixty (60) days' prior written notice of such removal to the Depositary. Subject to subparagraph (c) below, such removal shall take effect on the later of (i) the sixtieth (60th) day after the Removal Notice Date and (ii) the Company's appointment of a successor depositary and such successor depositary's acceptance of its appointment as provided in Section 12(d) below.

(c)          If either the Depositary provides notice of its resignation (pursuant to Section 12(a)) or the Company provides notice of the Depositary's removal (pursuant to Section 12(b)), and a successor depositary is not appointed by the sixtieth (60th) day after the Resignation Notice Date or the Removal Notice Date, respectively, the Depositary may terminate this Deposit Agreement and the ADR in the manner set out in paragraph (17) of the form of ADR (Termination) and the provisions of said paragraph (17) shall thereafter govern the Depositary's obligations hereunder.

(d)         Appointment of Successor Depositary. If the Depositary provides notice of its resignation pursuant to Section 12(a) above or the Company provides notice of the Depositary's removal pursuant to Section 12(b) above, the Company shall use its commercially reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, only upon payment of all sums due to it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than its rights to indemnification and fees owing, each of which shall survive any such removal and/or resignation), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs. Any such successor depositary shall promptly mail notice of its appointment to such Holders. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act.

13. Compliance with Securities Exchange Act of 1934 Reporting and Other Requirements; Reports.

(a)       Securities Exchange Act of 1934. The Company acknowledges and agrees that the Depositary does not assume any duty or responsibility to determine if the Company is in compliance with the registration, reporting and other requirements of the Securities Exchange Act of 1934.

(b)       Reports. On or before the first date on which the Company makes any communication available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, that could require, or result in, the Depositary taking, planning to take or having discretion to take any action under the Deposit Agreement (which communication may include, without limitation, any notice of any meeting of, or solicitation of proxies or consents from, holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights with respect to Deposited Securities), the Company shall transmit to the Depositary a copy thereof in English or an English translation or summary thereof. The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company's delivery of all such communications, information and provisions for all purposes of this Deposit Agreement and the Depositary shall have no liability for the accuracy or completeness of any thereof.

14. Additional Shares. The Company agrees with the Depositary that neither the Company nor any company controlling, controlled by or under common control with the Company shall (a) issue (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares or (iv) rights to subscribe for any such securities or (b) deposit any Shares under this Deposit Agreement, except, in each case, under circumstances complying in all respects with the Securities Act of 1933 (including exemptions from registration available thereunder). In the event of any issuance of additional securities the Company shall have no obligation to register such additional securities under the Securities Act of 1933 and, in lieu thereof, may rely on one or more exemptions from such registration. At the reasonable request of the Depositary where it deems necessary, the Company will furnish the Depositary with legal opinions, in forms and from counsels reasonably acceptable to the Depositary, dealing with such issues requested by the Depositary. The Depositary will not knowingly accept for deposit hereunder any Shares required to be registered under the Securities Act of 1933 unless a registration statement is in effect and will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws, rules and regulations of Brazil and the United States, including, but not limited to, the Securities Act of 1933 and the rules and regulations promulgated thereunder.

15. Indemnification.

(a)       Indemnification by the Company. The Company shall indemnify, defend and save harmless each of the Depositary, the Custodian and their respective directors, officers, employees, agents and affiliates against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of acts performed or omitted, in connection with the provisions of this Deposit Agreement and of the ADRs, as the same may be amended, modified or supplemented from time to time in accordance herewith (i) by either the Depositary or a Custodian or their respective directors, officers, employees, agents and affiliates, except for any liability or expense directly arising out of the negligence or willful misconduct of the Depositary or its directors, officers or affiliates acting in their capacities as such hereunder, or (ii) by the Company or any of its directors, officers, employees, agents and affiliates.

The indemnities set forth in the preceding paragraph shall also apply to any liability or expense that may arise out of (i) any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), preliminary prospectus (or preliminary placement memorandum) or other document or report relating to, or arising from the offer, issuance, withdrawal, sale, resale or transfer of ADSs or the deposit, withdrawal, offer, sale, resale or transfer of Shares or any other report filed or furnished by the Company with the Commission, except to the extent any such liability or expense arises out of (a) information relating to the Depositary or its agents (other than the Company), as applicable, furnished in writing by the Depositary expressly for use in any of the foregoing documents and not changed or altered by the Company or any other person (other than the Depositary) or (b) if such information is provided, the failure by the Depositary to state a material fact therein necessary to make the information provided, in light of the circumstances under which made or provided, not misleading.

(b)       Indemnification by the Depositary. Subject to the limitations provided for in Sections 9 and 15(c) below, the Depositary shall indemnify, defend and save harmless the Company and its directors, officers, employees and affiliates acting in their capacities as such on the Company's behalf hereunder against any direct loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of this Deposit Agreement to the extent such loss, liability or expense is due to the negligence or willful misconduct of the Depositary.

(c)       Special or Consequential Damages and Lost Profits. Notwithstanding any other provision of this Deposit Agreement or the ADRs to the contrary, neither the Depositary nor the Company, nor any of their respective agents shall be liable to the other for any indirect, special, punitive or consequential damages (excluding reasonable fees and expenses of counsel) or lost profits, in each case of any form (collectively, "Special Damages") incurred by any of them, or liable to any other person or entity (including, without limitation, Holders and Beneficial Owners) for any Special Damages, or any fees or expenses of counsel in connection therewith, whether or not foreseeable and regardless of the type of action in which such a claim may be brought; provided, however, that (i) notwithstanding the foregoing and, for the avoidance of doubt, the Depositary and its agents shall be entitled to legal fees and expenses in defending against any claim for Special Damages and (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders and Beneficial Owners) against the Depositary or any of its agents, the Depositary and its agents shall be entitled to full indemnification from the Company for all such Special Damages, and reasonable fees and expenses of counsel in connection therewith, unless such Special Damages are found to have been a direct result of the gross negligence or willful misconduct of the Depositary.

(d)         Notification. Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim as promptly as reasonably practical after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to indemnification under this Section 15 except and only to the limited extent the indemnifying person is materially prejudiced by such failure through the forfeiture of substantive rights or defenses as a result of such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 15). No indemnifying person shall be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such indemnifying person's written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such proceeding, the indemnifying person agrees to indemnify and hold harmless each indemnified person from and against any and all losses, claims, damages, liabilities and reasonable legal and other out-of-pocket expenses by reason of such settlement or judgment. No indemnifying person shall, without the prior written consent of any indemnified person, effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such indemnified person unless such settlement (i) includes an unconditional release of such indemnified person in form and substance reasonably satisfactory to such indemnified person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrong doing or a failure to act by or on behalf of any indemnified person.

(e)       Survival. The obligations set forth in this Section 15 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

16. Notices.

(a)       Notice to Holders. Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of the ADSs evidenced by the ADRs held by such other Holders. The Depositary's only notification obligations under this Deposit Agreement and the ADRs shall be to Holders. Notice to a Holder shall be deemed, for all purposes of this Deposit Agreement and the ADRs, to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder's ADRs.

(b)        Notice to the Depositary or the Company. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or by electronic transmission to the e-mail address set forth in (i) or (ii), respectively, or at such other address or email address provided by the Depositary or the Company to the other, respectively, in the same manner as notices are required to be provided in this Section 16:

(i)	JPMorgan Chase Bank, N.A. 270 Park Avenue, Floor 8 New York, New York 10017 Attention: Depositary Receipts Group E-mail Address: DR_Global_CSM@jpmorgan.com

(ii)	Vale S.A. Praia de Botafogo nº 186, 18º andar, Botafogo 22250-145 Rio de Janeiro, RJ, Brazil Attention: Investor Relations Department E-mail Address: vale.ri@vale.com

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender's records) to the email address set forth above, notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

17. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. Delivery of an executed signature page of this Deposit Agreement by facsimile or other electronic transmission (including ".pdf", ".tif" or similar format) shall be effective as delivery of a manually executed counterpart hereof.

18. No Third-Party Beneficiaries; Holders and Beneficial Owners as Parties; Binding Effect. This Deposit Agreement is for the exclusive benefit of the Company, the Depositary and the Holders and their respective successors hereunder, and, except to the extent specifically set forth in Section 15 of this Deposit Agreement, shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof. A Beneficial Owner shall only be able to exercise any right or receive any benefit hereunder solely through the Holder of the ADR(s) evidencing the ADSs owned by such Beneficial Owner.

19. Severability. If any provision contained in this Deposit Agreement or in the ADRs is, or becomes, invalid, illegal or unenforceable in any respect, the remaining provisions contained herein and therein shall in no way be affected thereby.

20. Governing Law; Consent to Jurisdiction.

(a)       Governing Law. The Deposit Agreement, the ADSs and the ADRs shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the application of the conflict of law principles thereof.

(b)       Claims between the Company and the Depositary. The Company irrevocably agrees that any legal suit, action or proceeding against or involving the Company brought by the Depositary arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in any state or federal court in New York, New York, and irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company also irrevocably agrees that any legal suit, action or proceeding against or involving the Depositary brought by the Company, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted only in a state or federal court in New York, New York.

(c)       Claims involving Holders and Beneficial Owners. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Holders or Beneficial Owners brought by the Company or the Depositary, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or Beneficial Owners, arising out of or based upon this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).

(d)       Notwithstanding the foregoing or anything in this Deposit Agreement to the contrary, any suit, action or proceeding against the Company based on this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby, may be instituted by the Depositary in any competent court in the Federative Republic of Brazil, the United States and/or any other court of competent jurisdiction.

21. Agent for Service.

(a)       Appointment. The Company has appointed Vale Americas Inc. (the "Agent"), now at Park 80 West 250 Pehle Ave., Suite 302 Saddle Brook, New Jersey 07663, as its authorized agent (the "Authorized Agent") upon which process and papers may be served in any such suit, action or proceeding arising out of or based on this Deposit Agreement, the ADSs, the ADRs or the transactions contemplated herein, therein, hereby or thereby which may be instituted in any state or federal court in New York, New York by the Depositary or any Holder, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Subject to the Company's rights to replace the Authorized Agent with another entity in the manner required were the Authorized Agent to have resigned, such appointment shall be irrevocable.

(b)       Agent for Service of Process. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 16(b) hereof. The Company agrees that the failure of the Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment or award rendered in any suit, action or proceeding based thereon. If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process, summons, notices, papers and documents in New York, the Company shall promptly appoint a successor that is a legal entity with offices in New York, New York, so as to serve and will promptly advise the Depositary thereof.

(c)       Waiver of Personal Service of Process. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

22. Waiver of Immunities. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matters under or arising out of or in connection with the Shares or Deposited Securities, the ADSs, the ADRs or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

23. Waiver of Jury Trial. EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN, ADSS OR ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING IN ANY WAY TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY), INCLUDING, WITHOUT LIMITATION, ANY SUIT, ACTION, CLAIM OR PROCEEDING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS. No provision of this Deposit Agreement or any ADR is intended to constitute a waiver or limitation of any rights that a Holder or any Beneficial Owner may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

24. Amendment and Restatement of Prior Deposit Agreement. This Deposit Agreement amends and restates the Prior Deposit Agreement in its entirety to consist exclusively of this Deposit Agreement, and each Prior Receipt is hereby deemed amended and restated to substantially conform to the form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement imposes or increases any fees or charges different from those set forth herein (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or otherwise materially prejudices any substantial existing right of Holders of Prior Receipts or Beneficial Owners of ADSs evidenced by such Prior Receipts, such portion shall not become effective as to such Holders or Beneficial Owners with respect to such Prior Receipt until thirty (30) days after such Holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Holders of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the form of ADR.

[ Signature page follows ]

IN WITNESS WHEREOF, VALE S.A. and JPMORGAN CHASE BANK, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of ADSs issued in accordance with the terms hereof, or upon acquisition of any beneficial interest therein.

VALE S.A.

By:	_____________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:	_____________________________
Name:
Title:

[Signature Page to Deposit Agreement]

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

No. of ADSs:
Number
Each ADS represents
One Share

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

COMMON SHARES

of

VALE S.A.

(Incorporated under the laws of the Federative Republic of Brazil)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (in such capacity, the "Depositary"), hereby certifies that ________________________ is the registered owner (a "Holder") of ____________________________ American depositary shares ("ADSs"), each (subject to paragraph (13) (Changes Affecting Deposited Securities)) representing one common share (including the rights to receive Shares described in paragraph (1) (Issuance of ADSs), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Vale S.A., a company incorporated under the laws of the Federative Republic of Brazil (the "Company"), deposited under the Second Amended and Restated Deposit Agreement, dated as of                        , 2025 (as amended from time to time, the "Deposit Agreement"), among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. All capitalized terms used herein, and not defined herein, shall have the meanings ascribed to such terms in the Deposit Agreement.

(1) Issuance of ADSs.

(a) Issuance. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to the other provisions hereof, the Depositary may so issue ADRs for delivery at the Transfer Office only against deposit of: (i) Shares in a form satisfactory to the Custodian; or (ii) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions. At the request, risk and expense of the person depositing Shares or rights to receive Shares, the Depositary may accept such Shares and/or deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Shares or evidence of rights to receive Shares may be deposited through (x) electronic transfer of such Shares to the account maintained by the Custodian for such purpose at B3, (y) evidence satisfactory to the Custodian of irrevocable instructions to cause such Shares to be transferred to such account or (z) delivery of the certificates representing such Shares. If use of the B3 book-entry system in connection with the Shares is discontinued at any time for any reason, the Company shall make other book-entry arrangements (if any) that it determines, after consultation with the Depositary, are reasonable.

(b) Lending. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs.

(c) Representations and Warranties of Depositors. Every person depositing Shares under the Deposit Agreement represents and warrants that:

(i)	such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person,

(ii)	all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised,

(iii)	the person making such deposit is duly authorized so to do,

(iv)	the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and

(v)	such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 that enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities.

Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any of the representations or warranties are incorrect in any way, the Company and the Depositary may, at the cost of the breaching Holder (including, without limitation, any Holder acting on behalf of a third party) and/or Beneficial Owner, take any and all actions necessary to correct the consequences of such misrepresentation.

(d) The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the securities laws, rules and regulations of the United States, including, without limitation, the Securities Act of 1933 and the rules and regulations made thereunder.

(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.), (5) (Liability of Holder or Beneficial Owner for Taxes, Duties and Other Charges) and (7) (Charges of Depositary) and to the provisions of or governing the Deposited Securities (including, without limitation, the Company's governing documents and all applicable laws, rules and regulations), upon surrender of (a) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (b) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at the Custodian's office (or from the Custodian to the extent dematerialized) of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities (including any certificates therefor) at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3) Transfers, Split-Ups and Combinations of ADRs. The Depositary or its agent will keep, at a designated transfer office (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) and/or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary, the Company nor any of their respective directors, officers, employees, agents or affiliates, will have any obligation or be subject to any liability under the Deposit Agreement or any ADR to any Beneficial Owner, unless such Beneficial Owner is the Holder hereof. Subject to paragraphs (4) (Certain Limitations to Registration, Transfer, etc.) and (5) (Liability of Holder or Beneficial Owner for Taxes, Duties and Other Charges), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law or regulations; provided that the Depositary may close the ADR Register (and/or any portion thereof) at any time or from time to time when deemed expedient by it. Additionally, at the reasonable request of the Company, the Depositary may close the issuance book portion of the ADR Register solely in order to enable the Company to comply with applicable law; provided, that the Depositary shall have no liability and shall be indemnified by the Company in such event. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

(4) Certain Limitations to Registration, Transfer, etc. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:

(a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) (Charges of Depositary) of this ADR;

(b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and

(c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement or as the Depositary reasonably believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations, including those of the Central Bank or CVM.

The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the withdrawal and delivery of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed required, necessary or advisable by the Depositary for any reason.

(5) Liability of Holder or Beneficial Owner for Taxes, Duties and Other Charges.

(a) Liability for Taxes. If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or owning, or having held or owned, this ADR or any ADSs evidenced hereby, the Holder and all Beneficial Owners hereof and thereof, and all prior Holders and Beneficial Owners hereof and thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect of such tax or other governmental charge.

Neither the Depositary, nor any of its agents, shall be liable to Holders or Beneficial Owners of the ADSs and ADRs for failure of any of them to comply with applicable tax laws, rules and/or regulations.

Notwithstanding the Depositary's right to seek payment from current and former Holders and Beneficial Owners, the Holder(s) and Beneficial Owner(s) hereof (and all prior Holder(s) and Beneficial Owner(s) hereof) acknowledge and agree that the Depositary has no obligation to seek payment of amounts owing under this paragraph (5) from any current or former Beneficial Owner.

The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), any withdrawal of such Deposited Securities until such payment is made.

The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities, and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. To the extent not prohibited by law, rule, regulation, fiduciary duty, contractual or confidential obligation or otherwise, the Depositary will forward to the Company such information actually in the Depositary's possession from the transfer records maintained by the Depositary in accordance with the Depositary's policies and procedures as the Company may reasonably request in writing to enable the Company to file any reports required to be filed by the Company with governmental authorities or agencies to comply with applicable law or regulation; provided, however, for the avoidance of doubt, the Depositary shall have no liability for the accuracy of any such information and shall not be required to incur or become subject to any risk, liability, cost or expense and shall be indemnified by the Company in connection with the foregoing.

If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(b) Indemnification Related to Taxes. Each Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained which obligations shall survive any transfer or surrender of ADSs or the termination of the Deposit Agreement.

(6) Disclosure of Interests.

(a) General. To the extent that Brazilian law, the provisions of or governing any Deposited Securities, the CVM or other governmental authorities or the bylaws (estatuto social) of the Company, may require disclosure of or impose limits on beneficial or other ownership of, or interest in, Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and Beneficial Owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof.

(b) Jurisdiction Specific. Any summary of the laws and regulations of the Federative Republic of Brazil and of the terms of the Company's constituent documents has been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of the Deposit Agreement, they are (i) summaries and as such may not include all aspects of the materials summarized as applicable to a Holder or Beneficial Owner, and (ii) provided by the Company as of the date of the Deposit Agreement. The Holder or Beneficial Owner acknowledges that these laws and regulations and the Company's constituent documents may change after the date of the Deposit Agreement. Neither the Depositary nor the Company has any obligation to update any such summaries.

(7) Charges of Depositary.

(a) Rights of the Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10) (Distributions on Deposited Securities)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, a fee of up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a Share Distribution or elective distribution is made or offered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.

(b) Additional Fees, Charges and Expenses by the Depositary. The following additional fees, charges and expenses shall also be incurred by the Holders, the Beneficial Owners, by any party depositing or withdrawing Shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10) (Distributions on Deposited Securities)), whichever is applicable:

(i)	a fee of up to U.S.$0.05 per ADS held for any Cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement,

(ii)	a fee of up to U.S.$0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs pursuant to paragraph (10) hereof) or the net cash proceeds from the public or private sale of any such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the Depositary, the Company and/or any third party (which fee may be assessed against Holders as of a record date set by the Depositary),

(iii)	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and

(iv)	an amount for the reimbursement of such charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian, as well as charges and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which charges and expenses may be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge or expense from one or more cash dividends or other cash distributions).

(c) Other Obligations, Fees, Charges and Expenses. The Company will pay all other fees, charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except:

(i)	stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares);

(ii)	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the "Disclosures" page (or successor page) of www.adr.com (as updated by the Depositary from time to time, "ADR.com") and any applicable delivery expenses (which are payable by such persons or Holders); and

(iii)	transfer or registration expenses for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities).

(d) Foreign Exchange Related Matters. To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the "Bank") and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars ("FX Transactions"). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (i) a published benchmark rate, or (ii) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the "Disclosures" page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or Beneficial Owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and Beneficial Owners each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

(e) The right of the Depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. Upon the resignation or removal of the Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(f) Disclosure of Potential Depositary Payments. The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time. The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

(g) Under certain limited circumstances the Depositary may reduce or waive certain fees, charges and expenses provided herein and in the Deposit Agreement, including, without limitation, those described in this paragraph (7) that would normally be charged on ADSs issued to or at the direction of, or otherwise held by, the Company and/ or certain Holders and Beneficial Owners and holders and beneficial owners of Shares of the Company.

(8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary in the United States, on the Commission's Internet Website or upon request to the Depositary (which request may be refused by the Depositary at its discretion). The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. These reports can be inspected and retrieved by Holders and Beneficial Owners through the EDGAR system on the Commission's Internet Website located as of the date of the Deposit Agreement at www.sec.gov and can be inspected and copied at the public reference facilities maintained by the Commission, located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549. Each Holder and Beneficial Owner of an ADR and/or interest therein by so holding or owning an ADR and/or an interest therein, acknowledges and agrees that the Depositary (i) is relying, and may so rely, solely on the Company's representations, warranties, covenants and agreements in Section 13(a) of the Deposit Agreement and this paragraph (8) of the form of ADR (Available Information), (ii) does not assume any duty or responsibility to determine if the Company is in compliance with the registration, reporting and other requirements of the Securities Exchange Act of 1934, and (iii) may, and is expressly authorized by each Holder and Beneficial Owner of an ADR and/or an interest therein to, represent, warrant and certify that, based on such ongoing representations, warranties, covenants and agreements of the Company, the Company is in compliance with the registration, reporting and other requirements of the Securities Exchange Act of 1934.

(9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By ..................................................
Authorized Officer

The Depositary's office is located at 270 Park Avenue, Floor 8, New York, New York 10017.

[FORM OF REVERSE OF ADR]

(10) Distributions on Deposited Securities; Sales. Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability of Holder or Beneficial Owner for Taxes, Duties and other Charges), to the extent practicable, the Depositary will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs:

(a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain Holders, and (iii) deduction of the Depositary's and/or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

To the extent that any of the Deposited Securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the Depositary shall make appropriate adjustments in the amounts distributed to the Holders issued in respect of such Deposited Securities. To the extent the Company or the Depositary shall be required to withhold and does withhold from any cash dividend, distribution or net proceeds from sales in respect of any Deposited Securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such Deposited Securities shall be reduced accordingly.

To the extent the Depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and/or distribute such U.S. dollars to any or all of the Holders entitled thereto, the Depositary may in its discretion distribute some or all of the foreign currency received by the Depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

(b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of public or private sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of the public or private sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and/or such sales cannot practicably be accomplished by reason of the non-transferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

(d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of public or private sales of Other Distributions as in the case of Cash.

(e) To the extent that the Depositary determines in its discretion that any distribution pursuant to this paragraph (10) (Distributions on Deposited Securities) would not be permissible by applicable law, rule or regulation, or is not otherwise practicable with respect to any or all Holders, the Depositary may in its discretion make such distribution as it so deems permissible and practicable, including the distribution of some or all of any Cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such Cash, foreign currency, securities or other property), and/or the Depositary may retain and hold some or all of such Cash, foreign currency, securities or other property as Deposited Securities with respect to the applicable Holders' ADRs (without liability for interest thereon or the investment thereof).

(f) To the extent the Depositary retains and holds any Cash, foreign currency, securities or other property as permitted under this paragraph (10) (Distributions on Deposited Securities), any and all fees, charges and expenses related to, or arising from, the holding thereof (including, but not limited to those provided in paragraph (7) of this form of ADR (Charges of Depositary)) shall be paid from such Cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held hereunder.

(g) Sales. In all instances where the Deposit Agreement or the form of ADR refers to a "sale" (or words of similar import) of securities or property, the Depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by the Company:

(i)	the Depositary shall, in the event the Deposit Agreement is terminated and the Depositary holds Deposited Securities that are not listed and publicly traded or property for which there is no public market after the Termination Date, act in accordance with paragraph (17)(b) of the form of ADR in respect of such securities and property; and

(ii)	in the event the Depositary or its Custodian receives (A) an Other Distribution under paragraph (10) consisting of securities or property that are not distributed by the Depositary pursuant to this paragraph (10) or (B) a distribution of Rights that falls under subparagraph (10)(c)(iii) above, the Depositary will not terminate the Deposit Agreement under paragraph (17)(a)(ii)(D) of the form of ADR but, in lieu of termination, the Depositary will, in the case of an Other Distribution, be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the Holders and, in the case of Rights that fall under subparagraph (10)(c)(iii) above, allow such Rights to lapse.

Furthermore, in the event the Depositary endeavors to make a sale of Shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or property hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (7) (Charges of Depositary). All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth on the "Disclosures" page (or successor page) of ADR.com, the location and contents of which the Depositary shall be solely responsible for.

(h) Any U.S. dollars available will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

(11) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act or be obligated in respect of other matters and only such Holders shall be so entitled or obligated.

(12) Voting of Deposited Securities.

(a) Notice of Any Meeting or Solicitation. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS record date in accordance with paragraph (11) above provided that if the Depositary receives a written request from the Company in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the Depositary shall, at the Company's expense and provided no U.S. legal prohibitions exist, as soon as practicable after receipt thereof, distribute to Holders a notice (the "Voting Notice") stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each Holder on the record date set by the Depositary will, subject to the bylaws (estatuto social) of the Company and any applicable provisions of the laws of the Federative Republic of Brazil, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (iii) the manner in which such instructions may be given or deemed given in accordance with paragraph 12(b)(ii) below, including instructions to give a discretionary proxy to a person designated by the Company. Each Holder shall be solely responsible for the forwarding of Voting Notices to the Beneficial Owners of ADSs registered in such Holder's name. There is no guarantee that Holders and Beneficial Owners generally or any Holder or Beneficial Owner in particular will receive the notice described above with sufficient time to enable such Holder or Beneficial Owner to return any voting instructions to the Depositary in a timely manner.

(b) Voting of Deposited Securities.

(i)	Following actual receipt by the ADR department responsible for proxies and voting of Holders' instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the Depositary shall, in the manner and on or before the time established by the Depositary for such purpose, endeavor to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holders' ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing Deposited Securities. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.Neither the Depositary nor the Company shall be responsible for confirming that each voting instruction was properly given by each Holder to the Depositary.

(ii)	To the extent that (A) the Depositary has been provided with at least thirty (30) days' notice of the proposed meeting from the Company, (B) the Voting Notice will be received by all Holders and Beneficial Owners no less than ten (10) days prior to the date of the meeting and/or the cut-off date for the solicitation of consents, and (C) the Depositary does not receive instructions on a particular agenda item from a Holder (including, without limitation, any entity or entities acting on behalf of the nominee for DTC) in a timely manner, such Holder shall be deemed, and the Depositary is instructed to deem such Holder, to have instructed the Depositary to give a discretionary proxy for such agenda item(s) to a person designated by the Company to vote the Deposited Securities represented by the ADSs for which actual instructions were not so given by all such Holders on such agenda item(s), provided that no such instruction shall be deemed given and no discretionary proxy shall be given unless (1) the Company informs the Depositary in writing that (a) it wishes such proxy to be given with respect to such agenda item(s), (b) there is no substantial opposition existing with respect to such agenda item(s) and (c) such agenda item(s), if approved, would not materially or adversely affect the rights of holders of Shares, and (2) the Depositary has obtained an opinion of counsel (which may be the general counsel of the Company), in form and substance reasonably satisfactory to the Depositary, confirming that (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the Federative Republic of Brazil, (ii) the granting of such proxy will not result in a violation of the laws, rules, regulations or permits of the Federative Republic of Brazil, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under the laws, rules and regulations of the Federative Republic of Brazil, and (iv) the granting of such discretionary proxy will not under any circumstances result in the Shares represented by the ADSs being treated as assets of the Depositary under the laws, rules or regulations of the Federative Republic of Brazil.

(iii)	The Depositary may from time to time access information available to it to consider whether any of the circumstances described in (1)(b) or (1)(c) of subsection (ii) above exist, or request additional information from the Company in respect thereto. By taking any such action, the Depositary shall not in any way be deemed or inferred to have been required, or have had any duty or responsibility (contractual or otherwise), to monitor or inquire whether any of the circumstances described in (1)(b) or (1)(c) of subsection (ii) above existed. In addition to the limitations provided for in paragraph (14) hereof, Holders and Beneficial Owners are advised and agree that (a) the Depositary will rely fully and exclusively on the Company to inform the Depositary of any of the circumstances set forth in (1) of subsection (ii) above, and (b) neither the Depositary, the Custodian nor any of their respective agents shall be obliged to inquire or investigate whether any of the circumstances described in (1)(b) or (1)(c) of subsection (ii) above exist and/or whether the Company complied with its obligation to timely inform the Depositary of such circumstances. Neither the Depositary, the Custodian nor any of their respective agents shall incur any liability to Holders or Beneficial Owners (i) as a result of the Company's failure to determine that any of the circumstances described in (1)(b) or (1)(c) of subsection (ii) above exist or its failure to timely notify the Depositary of any such circumstances or (ii) if any agenda item which is approved at a meeting has, or is claimed to have, a material or adverse effect on the rights of holders of Shares. Because there is no guarantee that Holders and Beneficial Owners will receive the notices described above with sufficient time to enable such Holders or Beneficial Owners to return any voting instructions to the Depositary in a timely manner, Holders and Beneficial Owners may be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by the Company in such circumstances, and neither the Depositary, the Custodian nor any of their respective agents shall incur any liability to Holders or Beneficial Owners in such circumstances.

(iv)	Notwithstanding anything else contained herein, the Depositary shall, if so requested in writing by the Company, represent all Deposited Securities (whether or not voting instructions have been received in respect of such Deposited Securities from Holders as of the corresponding record date) for the sole purpose of establishing a quorum at a meeting of shareholders; provided that Deposited Securities for which no voting instructions have been received in respect of such Deposited Securities from Holders as of the corresponding record date shall not be so represented unless: (1) the Company informs the Depositary in writing that (a) it wishes such Deposited Securities to be so represented, (b) there is no substantial opposition existing with respect to any agenda item(s) at such meeting, and (c) none of the agenda item(s), if approved, would materially or adversely affect the rights of holders of Shares, and (2) the Depositary has obtained an opinion of counsel (which may be the general counsel of the Company), in form and substance satisfactory to the Depositary, confirming that (i) the representation of such Deposited Securities at such meeting does not subject the Depositary to any reporting obligations in the Federative Republic of Brazil, (ii) the representation of such Deposited Securities at such meeting will not result in a violation of the laws, rules, regulations or permits of the Federative Republic of Brazil or the bylaws of the Company, (iii) the representation of such Deposited Securities at such meeting will be given effect under the laws, rules and regulations of the Federative Republic of Brazil, and (iv) the representation of such Deposited Securities at such meeting will not under any circumstances result in the Shares represented by the ADSs being treated as assets of the Depositary under the laws, rules or regulations of the Federative Republic of Brazil.

 (c) Alternative Methods of Distributing Materials. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by any law, rule or regulation or by the rules, regulations or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of or solicitation of consents or proxies from holders of Deposited Securities, distribute to the Holders a notice that provides Holders with or otherwise publicizes to Holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions, notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

(13) Changes Affecting Deposited Securities.

(a) Subject to paragraphs (4) (Certain Limitations to Registration, Transfer etc.) and (5) (Liability of Holder or Beneficial Owner for Taxes, Duties and Other Charges), the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company.

(b) To the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

(c) Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable.

(14) Exoneration.

(a) Force Majeure, Limitations on Liability and Obligations. The Depositary, the Company, and each of their respective directors, officers, employees, agents and affiliates and each of them shall:

(i)	incur or assume no liability (including, without limitation, to Holders or Beneficial Owners) (A) if any present or future law, rule, regulation, fiat, order or decree of the Federative Republic of Brazil, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (B) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable);

(ii)	in the case of the Depositary and its agents, incur or assume no liability (including, without limitation, to Holders or Beneficial Owners) except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct and the Depositary shall not be a fiduciary or have any fiduciary duty to Holders or Beneficial Owners;

(iii)	in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR;

(iv)	in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, the ADSs or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and

(v)	not be liable (including, without limitation, to Holders or Beneficial Owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information and/or, in the case of the Depositary, the Company provided that the foregoing shall not apply to the Company’s indemnification obligations under the Deposit Agreement.

(b) Insolvency, Liability, etc., of Custodian, Securities Depository, Clearing Agency or Settlement System. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs) and, subject to the further limitations set forth in clause (q) of this paragraph (14), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.

(c) The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.

(d) The Depositary shall be under no obligation to inform Holders or Beneficial Owners about the requirements of the laws, rules or regulations or any changes therein or thereto of the Federative Republic of Brazil, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

(e) The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any voting instructions are given or deemed to be given in accordance with paragraph 12(b) hereof, including instructions to give a discretionary proxy to a person designated by the Company, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the Depositary is instructed to grant a discretionary proxy pursuant to paragraph (12) hereof or deemed to have been instructed to grant a discretionary proxy pursuant to paragraph (12)(b) hereof, or for the effect of any such vote.

(f) The Depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the Deposit Agreement or the form of ADR, in accordance with the Depositary's normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the Depositary. Specifically, the Depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

(g) The Depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by the Company or any other party, including any share registrar, transfer agent or other agent appointed by the Company, the Depositary or any other party, to process any transfer, delivery or distribution of cash, Shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it.

(h) The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution.

(i) The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.

(j) Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

(k) None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents or affiliates shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

(l) The Depositary is under no obligation to provide the Holders and Beneficial Owners, or any of them, with any information about the tax status of the Company. None of the Depositary, the Custodian or the Company, or any of their respective directors, officers, employees, agents and affiliates, shall incur any liability for any tax or tax consequences that may be incurred by Holders or Beneficial Owners on account of their ownership or disposition of the ADRs or ADSs.

(m) The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

(n) Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third-party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

(o) The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

(p) The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.

(q) Notwithstanding any other provision of the Deposit Agreement or this ADR to the contrary, neither the Depositary nor the Company, nor any of their respective agents shall be liable to the other for any indirect Special Damages in any form incurred by any of them, or liable to any other person or entity (including, without limitation, Holders and Beneficial Owners) for any Special Damages, or any fees or expenses of counsel in connection therewith, whether or not foreseeable and regardless of the type of action in which such a claim may be brought; provided, however, that (i) notwithstanding the foregoing and, for the avoidance of doubt, the Depositary and its agents shall be entitled to legal fees and expenses in defending against any claim for Special Damages and (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Holders and Beneficial Owners) against the Depositary or any of its agents, the Depositary and its agents shall be entitled to full indemnification from the Company for all such Special Damages, and reasonable fees and expenses of counsel in connection therewith, unless such Special Damages are found to have been a direct result of the gross negligence or willful misconduct of the Depositary.

(r) No provision of the Deposit Agreement or this ADR is intended to constitute a waiver or limitation of any rights which Holders or Beneficial Owners may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

(s) Notwithstanding anything else contained herein or in the Prior Deposit Agreement, the Depositary shall have no liability or responsibility under the Deposit Agreement, any ADR or any related agreement, for any period prior to the effective date of the Deposit Agreement or for any act or omission of the predecessor to the Depositary or any of its agents (including the Custodian as defined in the Prior Deposit Agreement), under or in connection with this Deposit Agreement, any ADRs or any related agreement.

(15) Resignation and Removal of Depositary; the Custodian.

(a) Resignation. The Depositary may at any time resign as Depositary by providing written notice of its election to do so delivered to the Company. Subject to subparagraph (c) below, the Depositary's resignation shall take effect upon the Company's appointment of a successor depositary and such successor depositary's acceptance of its appointment as provided in the Deposit Agreement.

(b) Removal. The Depositary may at any time be removed by the Company by providing no less than sixty (60) days' prior written notice of such removal to the Depositary. Subject to subparagraph (c) below, such removal shall take effect on the later of (i) the sixtieth (60th) day after the Removal Notice Date and (ii) the Company's appointment of a successor depositary and such successor depositary's acceptance of its appointment as provided in the Deposit Agreement.

(c) If either the Depositary provides notice of its resignation (pursuant to subparagraph (a) above) or the Company provides notice of the Depositary's removal (pursuant to subparagraph (b) above), and a successor depositary is not appointed by the sixtieth (60th) day after the Resignation Notice Date or the Removal Notice Date, respectively, the Depositary may terminate the Deposit Agreement and the ADR in the manner set out in paragraph (17) (Termination) of this ADR and the provisions of said paragraph (17) shall thereafter govern the Depositary's obligations under the Deposit Agreement and the form of ADR.

(d) The Custodian. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(16) Amendment. Subject to the last sentence of paragraph (2) (Withdrawal of Deposited Securities), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees on a per ADS basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, the transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) described in paragraph (7)(c)(ii) (Charges of Depositary) of the form of ADR, applicable delivery expenses or other such fees, charges or expenses), or that shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall become effective thirty (30) days after notice of such amendment shall have been given to the Holders. Every Holder and Beneficial Owner at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR or interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements that (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners.

Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or the form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).

(17) Termination.

(a) Termination by the Depositary and the Company.

(i)	The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the date fixed in such notice for such Termination Date.

(ii)	The Depositary may also terminate the Deposit Agreement by mailing notice of such termination to the Holders at least thirty (30) days prior to the Termination Date if (A) sixty (60) days shall have expired after the Resignation Notice Date and a successor Depositary shall not be operating under the Deposit Agreement, (B) sixty (60) days shall have expired after the Removal Notice Date and a successor Depositary shall not be operating under the Deposit Agreement, (C) the Company is bankrupt, in liquidation proceedings or insolvent, (D) the ADRs are delisted from a "national securities exchange" (that has registered with the Commission under Section 6 of the Securities Exchange Act of 1934) and/or the Shares cease to be listed on an internationally recognized securities exchange, (E) the Company effects (or will effect) a redemption of all or substantially all of the Deposited Securities, or a cash or share distribution representing a return of all or substantially all of the value of the Deposited Securities, (F) there are no Deposited Securities with respect to ADSs remaining, including if the Deposited Securities are cancelled, or the Deposited Securities have been deemed to have no value, or (G) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of Deposited Securities.

(iii)	Additionally, the Depositary may immediately terminate the Deposit Agreement, without prior notice to the Company, any Holder or Beneficial Owner or any other person if (A) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (B) the Depositary would be subject to liability under or pursuant to any law, rule or regulation if the Deposit Agreement were not so terminated or were the Deposit Agreement to continue in its then current form, or (C) required by any governmental authority or body, in each case as determined by the Depositary in its reasonable discretion. The Depositary shall promptly notify the Company after any such termination.

(b) Depositary's Obligations.

(i)	After the Termination Date, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities, deliver Deposited Securities being withdrawn and to take such actions as provided in the next two paragraphs, in each case subject to payment to the Depositary of the applicable fees and expenses provided in paragraph (7) of this form of ADR (Charges of Depositary).

(ii)	After the Termination Date, if the Deposited Securities are listed and publicly traded on a securities exchange and the Depositary believes that it is able, permissible and practicable to sell the Deposited Securities without undue effort, then, the Depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the Deposited Securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the Depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the Holders entitled thereto. If the Depositary sells the Deposited Securities, the Depositary shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs after making such sale, except to account for such net proceeds and other cash.

(iii)	However, if the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date, or if, for any reason, the Depositary does not sell the Deposited Securities, the Depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible and that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, to the extent the Company is not, to the Depositary's knowledge, insolvent or in bankruptcy or liquidation, the Depositary shall:

(A)	cancel this ADR and all other outstanding ADRs,

(B)	request DTC to provide the Depositary with information on those holding ADSs through DTC and, upon receipt thereof, revise the ADR Register to reflect the information provided by DTC,

(C)	instruct its Custodian to deliver all Deposited Securities to the Company, a subsidiary or affiliate or registered office provider of the Company (the subsidiary or affiliate or registered office provider being the "Company Representative") or an independent trust company engaged by the Company (the "Trustee") to hold those Deposited Securities in trust for the beneficial owners of the ADRs if the Company is not permitted to hold any of the Deposited Securities under applicable law and/or the Company has directed the Depositary to deliver such Deposited Securities to a Company Representative or Trustee along with a stock transfer form and/or such other instruments of transfer covering such Deposited Securities as are needed under applicable law, in either case referring to the names set forth on the ADR Register, and

(D)	provide the Company with a copy of the ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement).

Upon receipt of any instrument of transfer covering such Deposited Securities and the ADR Register, the Company shall deliver to each person reflected on such ADR Register appropriate documentation to effect the transfer to such persons of the Deposited Securities previously represented by the ADSs evidenced by their ADRs.

If the Company is in receivership, has filed for bankruptcy and/or is otherwise in restructuring, administration or liquidation, and in any such case the Deposited Securities are not listed and publicly traded on a securities exchange after the Termination Date, or if, for any reason, the Depositary believes it is not able to or cannot practicably sell the Deposited Securities promptly and without undue effort, the Deposited Securities shall be deemed to have no value (and such Holders shall be deemed to have instructed the Depositary that the Deposited Securities have no value). The Depositary may, but shall not be obligated to, and the Holders irrevocably consent and agree that the Depositary may instruct its Custodian to deliver all Deposited Securities to the Company (acting, as applicable by its administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify the Company that the Deposited Securities are surrendered for no consideration. The Company shall, subject to applicable law, promptly accept the surrender of the Deposited Securities for no consideration and deliver to the Depositary a written notice confirming (A) the acceptance of the surrender of the Deposited Securities for no consideration and (B) the cancellation of such Deposited Securities. Promptly after notifying the Company that the Deposited Securities are surrendered for no consideration and irrespective of whether the Company has complied with the immediately preceding sentence, the Depositary shall notify Holders that their ADSs have been cancelled with no consideration being payable to Holders.

Upon the Depositary's compliance with the provisions of this subparagraph (17)(b)(iii), the Depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs.

(c) Company's Obligations. After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations under this paragraph (17) and its obligations to the Depositary and its agents.

(d) Establishment of Unsponsored ADR Program. Notwithstanding anything to the contrary, in connection with any termination pursuant to this paragraph (17), the Depositary may, in its sole discretion and without notice to the Company, establish an unsponsored American depositary share program (on such terms as the Depositary may determine) for the Shares and make available to Holders a means to withdraw the Shares represented by the ADSs issued under the Deposit Agreement and to direct the deposit of such Shares into such unsponsored American depositary share program, subject, in each case, to receipt by the Depositary, at its discretion, of the fees, charges and expenses provided for in paragraph (7) hereof and the fees, charges and expenses applicable to the unsponsored American depositary share program.

(18) Appointment; Acknowledgements and Agreements. Each Holder and each Beneficial Owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof, and (c) acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the Depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about the Company, Holders, Beneficial Owners and/or their respective affiliates, (iii) the Depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with the Company, Holders, Beneficial Owners and/or the affiliates of any of them, (iv) the Depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to the Company or the Holders or Beneficial Owners and/or their respective affiliates may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the Depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the Depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the Depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the Depositary and (vii) notice to a Holder shall be deemed, for all purposes of the Deposit Agreement and this ADR, to constitute notice to any and all Beneficial Owners of the ADSs evidenced by such Holder's ADRs. For all purposes under the Deposit Agreement and this ADR, the Holder hereof shall be deemed to have all requisite authority to act on behalf of any and all Beneficial Owners of the ADSs evidenced by this ADR.

(19) Waiver. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN, ADSS OR ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF, BASED ON OR RELATING IN ANY WAY TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY), INCLUDING, WITHOUT LIMITATION, ANY SUIT, ACTION, CLAIM OR PROCEEDING UNDER THE UNITED STATES FEDERAL SECURITIES LAWS. No provision of the Deposit Agreement or this ADR is intended to constitute a waiver or limitation of any rights that a Holder or any Beneficial Owner may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable.

(20) Jurisdiction. By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving Holders or Beneficial Owners brought by the Company or the Depositary, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, herein, thereby or hereby, may be instituted in a federal or state court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

By holding or owning an ADR or ADS or an interest therein, Holders and Beneficial Owners each also irrevocably agree that any legal suit, action or proceeding against or involving the Depositary and/or the Company brought by Holders or Beneficial Owners, arising out of or based upon the Deposit Agreement, the ADSs, the ADRs or the transactions contemplated therein, herein, thereby or hereby, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (i) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (ii) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable).

(21) Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least thirty (30) days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 14 of the Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares. If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders or Beneficial Owners generally, or any Holder and/or Beneficial Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.